UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                   FORM 8-K/A
                               Amendment No. 2 to
                                 Current Report

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): May 15, 2002


                         CHADMOORE WIRELESS GROUP, INC.
             (Exact name of registrant as specified in its charter)


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           Colorado                   0-20999                 84-1058165
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(State or other jurisdiction (Commission File Number) (IRS Employer
      of incorporation)                                      Identification No.)

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                          2875 E. Patrick Lane, Suite G
                             Las Vegas, Nevada 89120
               (Address of principal executive offices) (Zip Code)
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       Registrant's telephone number, including area code: (702) 740-5633

         This Form 8-K/A is being filed to amend the current report on Form 8-K of Chadmoore Wireless Group, Inc., a dissolved Colorado corporation - 2002 (the "Company") filed with the Securities and Exchange Commission on August 9, 2002, and the amended current report on Form 8-K/A of the Company filed on August 27, 2002.

Item 4.  Changes in Registrant's Certified Public Accountant.

         Arthur Andersen LLP ("Andersen") has effectively resigned as the independent auditors for Chadmoore Wireless Group, Inc., a dissolved Colorado corporation - 2002 (the "Company"). The termination of the relationship between Andersen and the Company is a result of the winding-down of Andersen's business and its resultant inability to perform audit services and does not relate to any accounting issues involving the Company. Andersen effectively resigned as the independent auditors for the Company effective as of May 15, 2002. Except for noting in its report on the Company's financial statements accompanying its fiscal year 2000 Form 10K that substantial doubt existed about the Company's ability to continue as a going concern, Andersen's reports on the financial statements of the Company for the fiscal years ended 2000 and 2001 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

         The Company's Board and its Audit Committee has accepted the effective resignation of Andersen. During the Company's two most recent fiscal years and any subsequent interim periods preceding Andersen's effective resignation, the Company and Andersen have not had any disagreements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure.

         Because of the closing down of Andersen's Las Vegas office, the Company is unable to provide Andersen with a copy of the disclosures it is making in this Form 8-K and Andersen is unable to furnish the Company with a letter addressed to the Commission stating whether it agrees with the statements made by the Company herein.

New Independent Accountants.
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         The Company has yet not retained replacement auditors. As a result of the Company's dissolution proceedings, we believe that it will be difficult to obtain new independent auditors. The Company has requested that the Commission relieve it from certain of its reporting obligations because: (i) the Company is in dissolution and does not conduct any active business operations; (ii) its stock is not publicly or actively traded as it has been delisted from the over-the-counter bulletin board, and the Company's transfer agent has closed the Company's stock transfer books and no longer recognizes any transfers of the Company's stock; and (iii) the Company's assets consist almost entirely of cash in a single money market account.

Item 7.  Exhibits.

None.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       CHADMOORE WIRELESS GROUP, INC.,
                                       a dissolved Colorado corporation -- 2002

Date:  September 5, 2002
                                       By: /s/ ROBERT W. MOORE
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                                           Robert W. Moore
                                           President and Chief Executive Officer